Exhibit 99 (a)(1)(B)

LETTER OF TRANSMITTAL

TO EXCHANGE WARRANTS

OF

WOWJOINT HOLDINGS LIMITED

PURSUANT TO THE OFFER

MARCH 22, 2012

THE OFFER AND WITHDRAWAL EXPIRE AT 5:00 P.M., U.S.

EASTERN TIME ON THE NIGHT OF APRIL 18, 2012 UNLESS THE OFFER IS EXTENDED

The Depositary for the Offer is:

Continental Stock Transfer & Trust Company

BY MAIL, HAND OR OVERNIGHT DELIVERY:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

17 BATTERY PLACE 8TH FLOOR

NEW YORK, NY 10004

DESCRIPTION OF WARRANTS EXCHANGED AND

NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S)

Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on certificate(s) (Attach additional signed list if necessary)	Certificate Number(s)	Total Number of Warrants Represented by Certificate(s)	Total Warrants Exchanged

Total Warrants

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PLEASE READ THE ENTIRE LETTER OF TRANSMITTAL,

INCLUDING THE ACCOMPANYING INSTRUCTIONS, CAREFULLY

Ladies and Gentlemen:

The undersigned hereby exchanges the above described Warrants of Wowjoint Holdings Limited (the “Company” ), a company incorporated under the laws of the Cayman Islands and successor to China Fundamental Acquisition Corporation, a Delaware corporation, pursuant to the Company’s Offer to Exchange, dated March 22, 2012, and this Letter of Transmittal (which together constitute the “Offer”).

The Board of Directors of the Company has extended the Offer to all holders of the Company’s warrants (the “Warrants”) to purchase an aggregate of up to 7,700,642 ordinary shares, par value $.001 per share, of the Company (“Shares”), to receive one Share in exchange for every 15.9 Warrants tendered by the holders of Warrants, taking into effect of the payment of a 6% stock dividend to all holders of the Company’s Shares as of March 31, 2012.

NO SCRIP OR FRACTIONAL SHARES WILL BE ISSUED. WARRANTS MAY ONLY BE EXCHANGED FOR WHOLE SHARES.  Holders of warrants who would otherwise have been entitled to receive fractional shares will, after aggregating all such fractional shares of such holder, receive the number of shares as rounded up to the nearest whole share.

WARRANTS NOT EXCHANGED FOR SHARES SHALL REMAIN SUBJECT TO THEIR ORIGINAL TERMS AND SHALL EXPIRE ON MAY 15, 2012.

IT IS THE COMPANY’S CURRENT INTENTION NOT TO CONDUCT ANOTHER OFFER DESIGNED TO INDUCE THE EXCHANGE OF THE WARRANTS.  HOWEVER, THE COMPANY RESERVES THE RIGHT TO DO SO IN THE FUTURE, AS WELL AS TO EXERCISE ITS ABILITY TO REDEEM THE WARRANTS IF AND WHEN IT IS PERMITTED TO DO SO PURSUANT TO THE TERMS OF THE WARRANTS.

Subject to and effective upon acceptance of the tender of the Warrants exchanged hereby in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of such extension or amendment), the undersigned hereby agrees to subscribe for and purchase the Shares, upon the exchange of 15.9 Warrants per one Share, as indicated on the first page of this Letter of Transmittal.

The undersigned acknowledges that the undersigned has been advised to consult with their own advisors as to the consequences of participating or not participating in the Offer.

The undersigned hereby represents and warrants to the Company that:

(a)    the undersigned has full power and authority to tender and subscribe for and purchase all of the Shares of the Company which may be received upon exchange of the Warrants;

(b)    the undersigned has good, marketable and unencumbered title to the Warrants, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to their exchange, sale or transfer, and not subject to any adverse claim;

(c)    on request, the undersigned will execute and deliver any additional documents the Company deems necessary to complete the exchange of the Warrants tendered hereby;

(d)    the undersigned understands that tenders of Warrants pursuant to the Offer and in the instructions hereto will constitute the undersigned’s acceptance of the terms and conditions of the Offer; and

(e)    the undersigned agrees to all of the terms of the Offer.

All authorities conferred or agreed to be conferred in this Letter of Transmittal shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy, and legal representatives of the undersigned. Except as stated in the Offer, this tender is irrevocable.

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Delivery of this Letter of Transmittal and all other documents to an address, or transmission of instructions to a facsimile number, other than as set forth above, does not constitute a valid delivery. Please read carefully the entire Letter of Transmittal, including the accompanying instructions, before checking any box below. This Letter of Transmittal is to be used only if (a) certificates are to be forwarded herewith (or such certificates will be delivered pursuant to a Notice of Guaranteed Delivery previously sent to the depositary) or (b) delivery of Warrants is to be made by book-entry transfer to the depositary’s account at The Depository Trust Company (the “DTC”) pursuant to the procedures set forth in the Offer to Exchange.

If you desire to exchange Warrants pursuant to the Offer and you cannot deliver your Warrant certificate(s) (or you are unable to comply with the procedures for book-entry transfer on a timely basis) and all other documents required by this Letter of Transmittal are delivered to the depositary prior to the Expiration Date, you may tender your Warrants according to the guaranteed delivery procedures set forth in Section 2 of the Offer to Exchange, ‘‘Procedure for Tendering Warrants—A. Proper Tender of Warrants—Guaranteed Delivery.’’ See Instruction 2.

Delivery of documents to DTC does not constitute delivery to Continental Stock Transfer & Trust Company (the “Depositary”).

‘‘Expiration Date’’ means 5:00 P.M., New York City time, on April 18, 2012, unless and until the Company, in its sole discretion, extends the Offer, in which case the ‘‘Expiration Date’’ means the latest time and date at which the Offer, as extended, expires.

THE UNDERSIGNED UNDERSTANDS THAT ACCEPTANCE OF WARRANTS BY THE

COMPANY FOR EXCHANGE WILL CONSTITUTE A BINDING AGREEMENT

BETWEEN THE UNDERSIGNED AND THE COMPANY UPON THE TERMS AND

SUBJECT TO THE CONDITIONS OF THE OFFER.

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

The undersigned hereby: (i) elects to exchange the Warrants described under “Election to Exchange” below (Box 1); and (ii) agrees to purchase the Shares issuable thereunder, in each case pursuant to the terms and subject to the conditions described in the Offer to Exchange and this Letter of Transmittal. If the undersigned holds Warrants for beneficial owners, the undersigned represents that it has received from each beneficial owner thereof (collectively, the “Beneficial Owners”) a duly completed and executed form of “Instructions to Registered Holder”, a form of which is attached to the “Letter to Clients” accompanying this Letter of Transmittal, instructing the undersigned to take the action described in this Letter of Transmittal. Subject to, and effective upon, the Company’s acceptance of the undersigned’s election to exchange the Warrants described in Box 1 below, the undersigned hereby assigns and transfers to, or upon the order of, the Company, all right, title and interest in, to, and under the Warrants being exchanged hereby, waives any and all other rights with respect to such Warrants and releases and discharges the Company from any and all claims the undersigned may have now, or may have in the future, arising out of, or related to, such Warrants.

The undersigned hereby irrevocably constitutes and appoints the Depositary as the true and lawful agent and attorney-in-fact of the undersigned with respect to the Warrants the undersigned is electing to exchange, with full power of substitution (the power of attorney being deemed to be an irrevocable power coupled with an interest), to deliver the Warrants the undersigned is electing to exchange to the Company or cause ownership of such Warrants to be transferred to, or upon the order of, the Company, on the books of the Depositary and deliver all accompanying evidences of transfer and authenticity to, or upon the order of, the Company upon receipt by the Company’s Depositary, as the undersigned’s agent, of the Shares to which the undersigned is entitled upon acceptance by the Company of the undersigned’s election to exchange Warrants pursuant to the Offer.

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Unless otherwise indicated under “Special Issuance Instructions” below (Box 2), please issue the Shares for the exchanged Warrants in the name(s) of the undersigned. Similarly, unless otherwise indicated under “Special Delivery Instructions” below (Box 3), please send or cause to be sent the certificates for the Shares (and accompanying documents, as appropriate) to the undersigned at the address shown above under “Description of Warrants” (on the cover page of this Letter of Transmittal) or provide the name of the account with the Depositary or at DTC to which the Shares should be issued.

The undersigned understands that elections to exchange Warrants pursuant to the procedures described under Section 1, “General Terms” in the Offer to Exchange and in the instructions to this Letter of Transmittal will constitute a binding agreement between the undersigned and the Company upon the terms of the Offer set forth in the Offer to Exchange under the caption Section 1, “General Terms”, and subject to the conditions of the Offer set forth in the Offer to Exchange under Section 2.B., “Conditions of the Offer,” subject only to withdrawal of elections to exchange on the terms set forth in the Offer to Exchange under Section 3, “Withdrawal Rights.” All authority conferred in this Letter of Transmittal or agreed to be conferred will survive the death, bankruptcy or incapacity of the undersigned and any Beneficial Owner(s), and every obligation of the undersigned of any Beneficial Owners under this Letter of Transmittal will be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned and such Beneficial Owner(s).

The undersigned hereby represents and warrants that it has full power and authority to exchange, assign and transfer the Warrants the undersigned has elected to exchange pursuant to this Letter of Transmittal. The undersigned and each Beneficial Owner will, upon request, execute and deliver any additional documents reasonably requested by the Company or the Company’s Depositary as necessary or desirable to complete and give effect to the transactions contemplated hereby.

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NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY BEFORE

COMPLETING THE BOXES.

☐	CHECK HERE IF THE WARRANTS ARE BEING DELIVERED BY BOOK-ENTRY TRANSFER, AND COMPLETE BOX 4 BELOW.

Name:

Address:

Box 1

ELECTION TO EXCHANGE

A	B	C

Number of Warrants Being Exchanged	Shares to be Issued (Divide Column A by 15.9 and round UP to the nearest whole number)	Fractional Shares, if any (Subtract Column B from the result of Column A divided by 15.9) 1

1 The Company will not issue fractional shares.  Holders of Warrants who would otherwise have been entitled to receive fractional shares will, after aggregating all such fractional shares of such holder, receive the number of shares as rounded up to the nearest whole share.

Box 2

SPECIAL ISSUANCE INSTRUCTIONS

To be completed ONLY if certificates for Shares purchased hereby are to be issued in the name of someone other than the undersigned.

Issue Share certificates:

Name(s)

(Please print)

Address(es)

Box 3

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if certificates for Shares of the Company purchased are to be mailed to someone other than the undersigned, or to the undersigned at an address other than that shown below.

Mail Certificates to:

Name(s)

(Please print)

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Address(es)

Box 4

USE OF BOOK-ENTRY TRANSFER

To be completed ONLY if delivery of Warrants is to be made by book-entry transfer.

Name of Tendering Institution:
Participant Account Number:
Transaction Code Number:

Box 5

EXERCISING HOLDER SIGNATURE

PLEASE SIGN HERE

(To be completed by all Warrant Holders)

(Signature of Registered Holder(s) or Authorized Signatory)

Dated:    ________________, 2012

(Must be signed by the registered holder(s) exactly as name(s) appear(s) on certificate(s) or on a security position or by person(s) authorized to become registered holder(s) by certificate(s) and documents transmitted with his Letter of Transmittal. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth full title. See Instruction 5.)

Name(s)
(please print)
Address(es)
Capacity (full title):
Area Code and Telephone Number:
Tax Identification or Social Security No.

GUARANTEE OF SIGNATURE(S)
(For use by Eligible Institutions only; see Instruction1)

Name of Firm:
Authorized Signature:
Name:

(please print)
Title:
Address:
Area Code and Telephone Number:
Dated: ________________, 2012

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INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.    GUARANTEE OF SIGNATURE.

No signature guarantee is required if either:

(a)    this Letter of Transmittal is signed by the registered holder of the Warrants exactly as the name of the registered holder appears on the certificate tendered with this Letter of Transmittal and such owner has not completed the box entitled ‘‘Special Delivery Instructions’’ or ‘‘Special Issuance Instructions’’; or

(b)    such Warrants are tendered for the account of a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority (FINRA) or a commercial bank or trust company (not a savings bank or savings and loan association) having an office, branch or agency in the United States which is a participant in an approval Signature Guarantee Medallion Program (each such entity, an ‘‘Eligible Institution’’); or

(c)    the Holders of such Warrants reside outside of the U.S. and are not otherwise tendering the Warrants in the U.S.

In all other cases, an Eligible Institution must guarantee all signatures on this Letter of Transmittal. See Instruction 5.

2.    DELIVERY OF LETTER OF TRANSMITTAL AND CERTIFICATES; GUARANTEED DELIVERY PROCEDURES.

This Letter of Transmittal is to be used only if:

•	certificates for Warrants are delivered with it to the Depositary; or

•	the certificates will be delivered pursuant to a Notice of Guaranteed Delivery previously sent to the Depositary; or

•	Warrants are exchanged pursuant to the procedure for tender by book-entry transfer set forth in SECTION 2 of the Offer to Exchange.

Unless Warrants are being tendered by book-entry transfer, as described below, (a) a properly completed and duly executed Letter of Transmittal or duly executed and manually signed facsimile copy of it, in accordance with the instructions of the Letter of Transmittal (including any required signature guarantees), (b) certificates for the Warrants being exchanged, and (c) any other documents required by the Letter of Transmittal should be mailed or delivered to the Depositary at the appropriate address set forth on the front page of this document and must be received by the Depositary prior to the expiration of the Offer. If certificates are forwarded to the Depositary in multiple deliveries, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.

Warrants may be validly tendered pursuant to the procedures for book-entry transfer as described in the Offer to Exchange. In order for Warrants to be validly tendered by book-entry transfer, the Depositary must receive, prior to the Expiration Date, (a) confirmation of such delivery and (b) either a properly completed and executed Letter of Transmittal (or manually signed facsimile thereof) or an Agent’s Message if the tendering shareholder has not delivered a Letter of Transmittal, and (c) all documents required by the Letter of Transmittal. The term “Agent’s Message” means a message, transmitted by DTC to, and received by, the Depositary and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from the participant in DTC exchanging the Warrants that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against the participant. If you are tendering by book-entry transfer, you must expressly acknowledge that you have received and agreed to be bound by the Letter of Transmittal and that the Letter of Transmittal may be enforced against you.

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If your Warrant certificates are not immediately available, you cannot deliver your warrants and all other required documents to the Depositary or you cannot complete the procedure for delivery by book-entry transfer prior to the expiration date, you may tender your Warrants pursuant to the guaranteed delivery procedure set forth in the Offer to Exchange. Pursuant to such procedure:

(i)    such tender must be made by or through an Eligible Institution;

(ii)    a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Company (with any required signature guarantees) must be received by the Depositary prior to the Expiration Date; and

(iii)    the certificates for all physically delivered Warrants in proper form for transfer by delivery, or a confirmation of a book-entry transfer into the Depositary’s account at DTC of all Warrants delivered electronically, in each case together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message), and any other documents required by this Letter of Transmittal, must be received by the Depositary within three OTC Bulletin Board trading days after the date the Depositary receives such Notice of Guaranteed Delivery, all as provided in the Offer to Exchange.

The method of delivery of all documents, including Warrant certificates, the Letter of Transmittal and any other required documents, is at the election and risk of the tendering Warrant holder, and the delivery will be deemed made only when actually received by the Depositary. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Except as specifically permitted by the Offer to Exchange, no alternative or contingent exchanges will be accepted.

3.    INADEQUATE SPACE.    If the space provided in the box captioned ‘‘Description of Warrants Exchanged’’ is inadequate, the certificate numbers and/or the number of Warrants should be listed on a separate signed schedule and attached to this Letter of Transmittal.

4.    WARRANTS EXCHANGED.    Warrant holders who choose to participate in the Offer may exchange some or all of such holder’s Warrants pursuant to the terms of the Offer.

5.    SIGNATURES ON LETTER OF TRANSMITTAL.

(a)    If this Letter of Transmittal is signed by the registered holder(s) of the Warrants tendered hereby, the signature(s) must correspond exactly with the name(s) as written on the face of the certificate(s) without any change whatsoever.

(b)    If the Warrants are held of record by two or more persons or holders, all such persons or holders must sign this Letter of Transmittal.

(c)    If any tendered Warrants are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal (or photocopies of it) as there are different registrations of certificates.

(d)    When this Letter of Transmittal is signed by the registered holder(s) of the Warrants listed and transmitted hereby, no endorsement(s) of certificate(s) representing such Warrants or separate instruments of transfer are required. EXCEPT AS OTHERWISE PROVIDED IN INSTRUCTION 1, SIGNATURE(S) ON SUCH CERTIFICATE(S) MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION. If this Letter of Transmittal is signed by a person other than the registered holder(s) of the certificate(s) listed, the certificate(s) must be endorsed or accompanied by appropriate instruments of transfer, in either case signed exactly as the name(s) of the registered holder(s) appears on the certificate(s), and the signature(s) on such certificate(s) or share power(s) must be guaranteed by an Eligible Institution. See Instruction 1.

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(e)    If this Letter of Transmittal or any certificate(s) or share power(s) are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the Company of the authority so to act. If the certificate has been issued in the fiduciary or representative capacity, no additional documentation will be required.

6.    SPECIAL DELIVERY AND SPECIAL ISSUANCE INSTRUCTIONS.    If certificates for Shares purchased upon exchange of the Warrants are to be issued in the name of a person other than the signer of the Letter of Transmittal or if such certificates are to be sent to someone other than the person signing the Letter of Transmittal or to the signer at a different address, the boxes captioned ‘‘Special Issuance Instructions’’ and/or ‘‘Special Delivery Instructions’’ on this Letter of Transmittal must be completed as applicable and signatures must be guaranteed as described in Instruction 1.

7.    IRREGULARITIES.    All questions as to the number of Warrants to be accepted, the validity, form, eligibility (including time of receipt) and acceptance of any tender of Warrants will be determined by the Company in its sole discretion, which determinations shall be final and binding on all parties, subject to the judgment of any court. The Company reserves the absolute right to reject any or all tenders of Warrants it determines not to be in proper form or to reject those Warrants, the acceptance of which may, in the opinion of the Company’s counsel, be unlawful, subject to the judgment of any court. The Company also reserves the absolute right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Warrant, and the Company’s interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties, subject to the judgment of any court. No tender of Warrants will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and none of them will incur any liability for failure to give any such notice.

8.    QUESTIONS AND REQUESTS FOR ASSISTANCE AND ADDITIONAL COPIES.    Please direct questions or requests for assistance, or for additional copies of the Offer to Exchange, Letter of Transmittal or other materials, in writing to:

Georgeson, Inc.

199 Water Street – 26th Floor

New York, NY 10038

Banks and Brokers Call: (212) 440-9800

Call Toll Free: (866) 767-8986

Email: BWOW@Georgeson.com

IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A PHOTOCOPY THEREOF) TOGETHER WITH WARRANT CERTIFICATES AND ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE DEPOSITARY ON OR PRIOR TO 5:00 P.M., U.S. EASTERN TIME ON THE EXPIRATION DATE (AS DEFINED IN THE OFFER).

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